UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2008

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri		63901
(Address of principal executive offices)		(Zip Code)

        Registrant's telephone number, including area code:    (573) 778-1800

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 8.01  Other Events

On November 10, 2008, Southern Missouri Bancorp, Inc. (“Southern Missouri”) (NASDAQ: SMBC), parent company of Southern Missouri Bank & Trust Co. (“the Bank”), today announced that the Southern Missouri Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) intends to purchase approximately $210,000 market value of Southern Missouri’s common stock.  This amount represents the Bank’s budgeted ESOP allocation for fiscal year 2009, and is consistent with amounts purchased in previous fiscal years.  Additionally, the ESOP’s trustees approved the use of any existing cash in the plan (currently, approximately $80,000) accumulated through the payment of cash dividends on Southern Missouri’s common stock for the purchase of additional stock.

ESOP trustees were given discretion to determine the number and pricing of the shares to be purchased, as well as the timing of any such purchase. The ESOP intends to purchase the shares at prevailing market prices in the open market or in privately negotiated transactions, subject to availability and general market conditions.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 10, 2008	By: /s/ Greg A. Steffens Greg A. Steffens President